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                                                                   EXHIBIT 10.45



                                  ATTACHMENT A

        As a supplement to the letter agreement dated April 24, 2002 between La Jolla Pharmaceutical Company ("LJP") and Kenneth R. Heilbrunn, M.D. ("HEILBRUNN") related to Heilbrunn's employment by LJP, Heilbrunn and LJP hereby agree as follows:

        In connection with Heilbrunn's employment with LJP, LJP's management will recommend to LJP's Board of Directors that LJP grant to Heilbrunn an option to purchase up to 90,000 shares of common stock of LJP. Such option, if granted, shall be the "OPTION" for purposes hereof.

        If Heilbrunn's employment is terminated by LJP without cause (as defined below), or if a Change in Control of LJP (as defined below) occurs and Heilbrunn's employment with LJP or its successor "terminates in connection with" (as defined below) that Change in Control and in the absence of any event or circumstance constituting Cause, then:

               (i) Heilbrunn will be entitled to receive from LJP a severance payment equal to his then-current base salary for a period of six full calendar months from the date of termination and an additional three full calendar months if and when after the first six months he has not found suitable employment, payable consistent with LJP's normal payroll practices, provided that such payment will be contingent upon execution and delivery by Heilbrunn and LJP of a mutual release, in form satisfactory to LJP, of all claims arising in connection with Heilbrunn's employment with LJP and termination thereof, and

               (ii) Heilbrunn will be entitled to receive for a period of six full calendar months from the date of termination and an additional three full calendar months if and when after the first six months he has not found suitable employment, medical and dental benefits coverage for Heilbrunn and/or his dependents through the Company's available plans at the time and LJP will be responsible to continue payment of all applicable deductions for premium costs. After the Company's obligation to pay the premiums for health and dental coverage Heilbrunn and/or his dependents will be eligible to continue plan participation under COBRA.

               (iii) Notwithstanding anything to the contrary in the option plan (the "PLAN") pursuant to which all of Heilbrunn's existing options were granted, the Options shall automatically vest and become fully exercisable as of the date of termination of Executive's employment (the "TERMINATION DATE"), notwithstanding any vesting or performance conditions applicable thereto, and shall remain exercisable for a period of one year following the Termination Date or such longer period as is provided by the Plan or grant pursuant to which the Options were granted. However, notwithstanding the foregoing, in no case will the Options be exercisable beyond the duration of the original term thereof, and if the Options qualify as an incentive stock option under the Internal Revenue Code and applicable regulations thereunder, the exercise period thereof shall not be extended in such a manner as to cause the Options to cease to qualify as an incentive stock option unless Executive elects to forego incentive stock option treatment and extend the exercise period thereof as provided herein.

        For purposes hereof, "CHANGE IN CONTROL" of LJP has the meaning set forth in the Plan in its form as the date of grant of the Options.

        For purposes hereof, "CAUSE" means Heilbrunn has (i) engaged in serious criminal activity or other wrongful conduct that has an adverse impact on LJP, (ii) disregarded instructions given to him under the authority of LJP's Board of Directors, (iii) performed services for any person or entity other than LJP and appropriate civic organizations, or (iv) otherwise materially breached his employment or fiduciary responsibilities to LJP.



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        For purposes hereof, Heilbrunn's employment with LJP or its successor will be deemed to "TERMINATE IN CONNECTION WITH" a Change in Control if, within 180 days after the consummation of the Change of Control, (i) Heilbrunn is removed from Heilbrunn's employment by, or resigns his employment upon the request of, a person exercising practical voting control over LJP or its successor following the Change in Control or a person acting upon authority or at the instruction of such person; or
        (ii) Heilbrunn's position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and Heilbrunn is not offered a replacement position with LJP or its successor as a Vice President with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the Change in Control; or (iii) Heilbrunn resigns his employment with the Company or its successor rather than comply with a relocation of his primary work site more than 50 miles from LJP's headquarters.

               In Witness Whereof, LJP and Heilbrunn have entered into this agreement as of May 8, 2002.



        La Jolla Pharmaceutical Company

        By: /s/ Steven B. Engle              /s/ Kenneth R. Heilbrunn, M.D.
            ---------------------------      -----------------------------------
            Steven B. Engle                  Kenneth R. Heilbrunn, M.D.
            Chairman & CEO                   Vice President of Clinical
                                             Development



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